Deloitte &
 Touche LLP
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                50 Fremont Street                       Telephone:(415) 247-4000
                San Francisco, California 94105-2230    Facsimile:(415) 247-4329

                                                                Exhibit 11

INDEPENDENT AUDITORS' CONSENT

The Montgomery Funds:

We consent to (a) the incorporation by reference in this Post-Effective Amendment No. 54 to Registration Statement No. 33-34841 of The Montgomery Funds on Form N-1A of our reports dated August 8, 1997 incorporated by reference in the Conbined Statement of Additional Information and (b) the references to us under the caption "Financial Highlights" appearing in the Combined Prospectuses which also are a part of such Registration Statements.

/s/ Deloitte & Touche LLP

October 13, 1997

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Deloitte Touche
Thomatsu
International
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